Exhibit 99.2
PLBY Group Announces Closing of Public Offering of Common Stock

LOS ANGELES, June 14, 2021 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, announced today the closing of its upsized underwritten public offering of 4,720,000 shares of its common stock at a public offering price of $46.00 per share, before underwriting discounts and commissions.
All shares of common stock sold in the offering were sold by PLBY Group. Subject to certain limited exceptions, PLBY Group’s officers, directors and stockholders deemed to be affiliates have agreed to a lock-up for a period of 90 days after the date of final prospectus for the offering, which lock-up is in addition to any other prior lock-ups currently applicable to stockholders of PLBY Group.
The net proceeds from the offering, after deducting underwriting discounts and commissions and other offering expenses payable by PLBY Group, were approximately $203.3 million excluding any exercise of the underwriters’ 30-day option to purchase additional shares. PLBY Group intends to use the net proceeds it received from the offering to fund future growth, including potential future acquisitions, and for working capital and general corporate purposes.
Canaccord Genuity and Stifel acted as joint book-running managers for the offering. Roth Capital Partners, Chardan, Craig-Hallum and Loop Capital Markets acted as co-managers for the offering.
The offering was made only by means of a prospectus. PLBY Group filed a registration statement on Form S-1 (File No. 333-256855) with the U.S. Securities and Exchange Commission (the “SEC”) on June 7, 2021 relating to the offering, which was declared effective on June 9, 2021. Copies of the prospectus may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Canaccord Genuity LLC, Attention: Syndicate Department, 99 High Street, Suite 1200, Boston, MA 02110, by email at prospectus@cgf.com or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by email at syndprospectus@stifel.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About PLBY Group, Inc.
PLBY Group, Inc. (“PLBY Group”) connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, but are not limited to, statements concerning the intended use of net proceeds of the offering. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the section entitled “Risk Factors” in the registration statement on Form S-1 related to the offering filed with the SEC, as well as PLBY Group’s other filings with the SEC. The forward-looking statements included in this press release represent PLBY Group’s views only as of the date of this press release and not PLBY Group’s views as of any subsequent date and should not be unduly relied upon. PLBY Group undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in PLBY Group’s expectations, or otherwise, except as required by law.
Contact
Investors: investors@plbygroup.com
Media: press@plbygroup.com